UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2013

THE WASHINGTON POST COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 15th Street, N.W. Washington, D.C.	20071
(Address of principal executive offices)	(Zip Code)

(202) 334-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 15, 2013, in an action by written consent pursuant to Section 228 of the Delaware General Corporation Law, a majority of the Class A stockholders of The Washington Post Company (the “Company”) approved an amendment (the “Amendment”) to the Company’s Restated Certificate of Incorporation changing the name of the Company to “Graham Holdings Company.”  The Amendment also modified the purposes of the Company as set out in Article Third of the Company’s Restated Certificate of Incorporation in order to reflect the divestiture of the Company’s newspaper publishing businesses pursuant to the definitive Securities Purchase Agreement, dated October 1, 2013, by and among the Company, Nash Holdings LLC, WP Company LLC, Express Publications Company, LLC, El Tiempo Latino LLC, Robinson Terminal Warehouse LLC, Greater Washington Publishing, LLC and Post-Newsweek Media, LLC.  The Amendment was approved by stockholders holding collectively 867,799 shares of the Company’s Class A Common Stock. The Board of Directors of the Company previously approved the Amendment on November 14, 2013. The Amendment will be filed with the Secretary of State of the State of Delaware and is anticipated to become effective on November 29, 2013.

Item 8.01	Other Events

On November 18, 2013, the Company issued the press release attached as Exhibit 99.1. The text of such Exhibit is hereby incorporated by reference into this item 8.01.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release dated November 18, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Washington Post Company

Date: November 18, 2013	By:	/s/ Hal S. Jones
Name: Hal S. Jones
Title: Senior Vice President - Finance and Chief Financial Officer

Exhibit Index

Exhibit 99.1	Press Release dated November 18, 2013